Exhibit 99.2
FOR IMMEDIATE RELEASE IN EUROPE & NORTH AMERICA
NOTIFICATION OF SHAREHOLDERS MEETING
November 9, 2007 — Guernsey, Channel Islands — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, AMEX: CNR) today announced that it is planning to hold a briefing meeting at the Scandic KNA Hotel, Parkveien 68, Oslo, Norway at 09:00 am Central European Time on Tuesday, November 13, 2007 to update shareholders on its third quarter 2007 financial results for the period ended September 30, 2007 and to provide an update on the Company’s current operations in Georgia.
The presentation will be broadcast over the internet. To listen to the presentation, please go to http://www.cik.no/canargo/071113_canargo.php
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The matters discussed in this press release include forward-looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbour provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
For more information please contact:
USA
Sabin Rossi, VP External Affairs and Investor Relations
CanArgo Energy Corporation
Tel :       +1 617 669 1841
Fax :       +1 617 973 6406
e-mail: sabin@canargo.com
NORWAY
Eric Cameron
Gambit H&K AS
Tel: +47 (22) 048206